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                                                                      EXHIBIT 21

                              LIST OF SUBSIDIARIES

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

                Name                        State Of Incorporation                          Trade Names
-------------------------------------       ----------------------                      --------------------

Kenneth O. Lester Company, Inc.             Tennessee

Caro Foods, Inc.                            Louisiana

         KMB Produce, Inc.                  Texas                                       KMB Produce

                                                                                        Fresh Advantage

                                                                                        Prime Source

         Southland Distribution
                  System, Inc.              Louisiana


Hale Brothers/Summit, Inc.                  Tennessee                                   Hale Brothers

Pocahontas Foods, USA, Inc.                 Virginia                                    Pocahontas USA

         T & S Transportation of
                  Richmond, Inc.            Virginia                                    T & S Transportation

         PFG Holding, Inc.                  Florida


Milton's Foodservice, Inc.                  Georgia

Performance Food Group of Texas, Inc.       Texas                                       PFG of Texas

W.J. Powell Company, Inc.                   Georgia

AFI Food Service Distributors, Inc.         New Jersey

Affiliated Paper Companies, Inc.            Alabama

Virginia Foodservice Group, Inc.            Virginia
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